EX-28.h.3.a

EXHIBIT A

to the Expense Limitation Agreement between

NATIONWIDE VARIABLE INSURANCE TRUST

and

NATIONWIDE FUND ADVISORS

Effective May 1, 2007;

Renewed May 1, 2012

Amended December 26, 2012*†

Name of Fund	Expense Limitation for Fund		Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT S&P 500 Index Fund	Class I Class II Class IV Class Y	0.21% 0.21% 0.21% 0.21%	See (1) Below

NVIT Small Cap Index Fund	Class II Class Y	0.28% 0.28%	See (1) Below

NVIT Mid Cap Index Fund	Class I Class II Class III Class Y	0.30% 0.30% 0.30% 0.30%	See (1) Below

NVIT International Index Fund	Class II Class VI Class VIII Class Y	0.34% 0.34% 0.34% 0.34%	See (1) Below

NVIT Bond Index Fund	Class II Class Y	0.29% 0.29%	See (1) Below

NVIT Developing Markets Fund	Class I Class II	1.20% 1.20%	See (2) Below

NVIT Emerging Markets Fund	Class I Class II Class III Class VI Class Y	1.20% 1.20% 1.20% 1.20% 1.20%	See (2) Below

NVIT Enhanced Income Fund	Class II Class Y	0.45% 0.45%	See (2) Below

NVIT Multi-Manager Large Cap Growth Fund	Class I Class II Class Y	0.75% 0.75% 0.75%	See (2) Below

NVIT Multi-Manager Mid Cap Growth Fund	Class I Class II Class Y	0.82% 0.82% 0.82%	See (2) Below

NVIT Multi-Manager International Growth Fund	Class I Class II Class III Class VI Class Y	0.96% 0.96% 0.96% 0.96% 0.96%	See (2) Below

NVIT Core Plus Bond Fund	Class I Class II Class Y Class P	0.55% 0.55% 0.55% 0.55%	See (2) Below

Neuberger Berman NVIT Socially Responsible Fund	Class I Class II Class Y	0.78% 0.78% 0.78%	See (2) Below

NVIT Cardinal Conservative Fund	Class I Class II	0.25% 0.25%	See (2) Below

NVIT Cardinal Moderately Conservative Fund	Class I Class II	0.25% 0.25%	See (2) Below

NVIT Cardinal Balanced Fund	Class I Class II	0.25% 0.25%	See (2) Below

NVIT Cardinal Moderate Fund	Class I Class II	0.25% 0.25%	See (2) Below

NVIT Cardinal Capital Appreciation Fund	Class I Class II	0.25% 0.25%	See (2) Below

NVIT Cardinal Moderately Aggressive Fund	Class I Class II	0.25% 0.25%	See (2) Below

NVIT Cardinal Aggressive Fund	Class I Class II	0.28% 0.28%	See (2) Below

NVIT Multi-Manager Mid Cap Value Fund	Class I Class II Class Y	0.81% 0.81% 0.81%	See (2) Below

NVIT Multi-Manager Large Cap Value Fund	Class I Class II Class Y	0.77% 0.77% 0.77%	See (2) Below

NVIT Large Cap Growth Fund	Class I Class II Class Y Class P	0.65% 0.90% 0.50% 0.75%	None

American Century NVIT Multi Cap Value Fund	Class I Class II Class Y	0.92% 1.09% 0.67%	None

Templeton NVIT International Value Fund	Class I Class II Class III Class VI Class Y	0.87% 0.87% 0.87% 0.87% 0.87%	See (2) Below

NVIT Investor Destinations Capital Appreciation Fund	Class II Class VI Class P	0.28% 0.28% 0.28%	See (2) Below

NVIT Investor Destinations Balanced Fund	Class II Class VI Class P	0.28% 0.28% 0.28%	See (2) Below

NVIT Multi Sector Bond Fund	Class I Class III	0.78% 0.78%	See (2) Below

NVIT Multi-Manager Small Cap Growth Fund	Class I Class II Class III Class Y	1.08% 1.08% 1.08% 1.08%	See (2) Below

NVIT Income Bond Fund	Class II	0.20%	See (2) Below

Loring Ward NVIT Moderate Fund††	Class II Class P	0.33% 0.33%	See (2) Below

Loring Ward NVIT Capital Appreciation Fund††	Class II Class P	0.33% 0.33%	See (2) Below

(1)

Interest, taxes, brokerage commissions, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary[1] expenses not incurred in the ordinary course of the Fund’s business.

(2)	Interest, taxes, brokerage commissions and other costs incurred in connection with the purchase and sale of portfolio securities, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, expenses incurred by the Fund in connection with any merger or reorganization and other non-routine expenses not incurred in the ordinary course of the Fund’s business.

[1]	non-routine

*	As approved at the September 6, 2012 Board meeting.

†	Effective through April 30, 2013.

††	Effective through April 30, 2014.

IN WITNESS WHEREOF, the parties have caused this Amended Exhibit A to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President

NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President